Exhibit (g)(3)(ii)

AMENDMENT TO

SECURITIES LENDING AGREEMENT AND GUARANTY

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY (“Amendment”) is made effective as of the 1st day of October, 2011 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit  A (each a “Lender”).

WHEREAS, the Lender and the Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of August 7, 2003 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, The Bank of New York is now known as The Bank of New York Mellon; and

WHEREAS, the Lender and the Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.                                      From and after the Effective Date, the Agreement is hereby amended by deleting Schedule I therefrom in its entirety and substituting in lieu thereof a new Schedule I identical to that which is attached hereto as Attachment 1.

2.                                      From and after the Effective Date, the terms of this Amendment shall supersede and replace terms of the Custody & Fund Accounting Fee Schedule for ING Funds effective October, 1, 2008 relating to Securities Lending.

3.                                      From and after the Effective Date, the Agreement is hereby amended by deleting Article V, Section 8 (entitled “Agent’s Fee”) and substituting in lieu thereof the following:

8.                                      AGENT’S FEE  In consideration for the securities lending services to be provided by the Bank hereunder, the Bank shall be entitled to retain 3% of the net securities lending revenues generated under this Agreement as compensation for its securities lending services (the “Agent’s Fee”) and Lender shall be entitled to the remainder of such net securities lending revenues.  For purposes hereof, net securities lending revenues shall mean (i) all Securities Loan Fees; plus (ii) all Proceeds and earnings from the investment and reinvestment of Cash Collateral minus Rebate.  Bank is hereby authorized to charge such compensation against and collect and or retain such compensation from the revenues derived from the securities lending activities conducted on behalf of Lender pursuant to this Agreement.”

Unless this Agreement is sooner terminated in accordance with the provisions  hereof or unless otherwise agreed in writing by the parties hereto, the Agent’s Fee set forth herein shall remain in effect for a period of three years commencing on the Effective Date after which the parties hereto agree to renegotiate the applicable agent’s fee in good faith.

4.                                      Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON

ING Asia Pacific High Dividend Equity Income Fund, ING Emerging Markets High Dividend Equity Fund, ING Equity Trust, ING Funds Trust, ING Global Advantage and Premium Opportunity Fund, ING Global Equity Dividend and Premium Opportunity Fund, ING Infrastructure, Industrials and Materials Fund, ING International High Dividend Equity Income Fund, ING Investors Trust, ING Mayflower Trust, ING Mutual Funds, ING Partners, Inc., ING Risk Managed Natural Resources Fund, ING Separate Portfolios Trust, ING Series Fund, Inc., ING Strategic Allocation Portfolios, Inc., ING Variable Funds, ING Variable Portfolios, Inc., ING Variable Products Trust, ING Balanced Portfolio, Inc., ING Intermediate Bond Portfolio, and ING Money Market Portfolio on behalf of each Investment Company and each Series thereof listed on Exhibit A hereto.

By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director

		By:	/s/ Todd Modic
Todd Modic
Senior Vice President

EXHIBIT A

Lenders

Fund	BNY Account Number (domestic/global)

ING Asia Pacific High Dividend Equity Income Fund	470269

ING Emerging Markets High Dividend Equity Fund	471840

ING Equity Trust
ING Equity Dividend Fund	471164
ING Growth Opportunities Fund	464733
ING MidCap Opportunities Fund	464741
ING Mid Cap Value Fund	472138 composite 472391 RBC 472393 Wellington
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING Value Choice Fund	464786

ING Funds Trust
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Intermediate Bond Fund	464006

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure, Industrials and Materials Fund	Equity — 471149 Composite — 471153 Derivative — 471155

ING International High Dividend Equity Income Fund	IIM — 471086 IIMA Europe — 471088 IIM Asia/Pacific — 471090

ING Investors Trust
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Bond Portfolio	471173
ING American Funds Global Growth and Income Portfolio	471338

Fund	BNY Account Number (domestic/global)
ING American Funds Growth Portfolio	464755
ING American Funds International Growth and Income Portfolio	471326
ING American Funds International Portfolio	464761
ING American Funds World Allocation Portfolio	471391
ING Artio Foreign Portfolio	279606
ING BlackRock Health Sciences Opportunities Portfolio	464704
ING BlackRock Inflation Protected Bond Portfolio	470551
ING BlackRock Large Cap Growth Portfolio	279607
ING Clarion Global Real Estate Portfolio	464280
ING Clarion Real Estate Portfolio	058086
ING Core Growth and Income Portfolio	058401/279601
ING DFA Global Allocation Portfolio	471616
ING DFA World Equity Portfolio	Composite — 471087 Large Cap Market 10 — 471096 U.S. Blue-Chip 10 — 471094 Int’l Blue-Chip 75 — 471144 Small Cap 40 — 471170 25 Fund — 471098
ING FMR® Diversified Mid Cap Portfolio	058404
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING Invesco Van Kampen Growth and Income Portfolio	058090
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING Large Cap Growth Portfolio	464706
ING Large Cap Value Portfolio	470567
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Marsico Growth Portfolio	058101
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584
ING Morgan Stanley Global Franchise Portfolio	279605
ING Oppenheimer Active Allocation Portfolio	471395
ING PIMCO High Yield Portfolio	464018
ING PIMCO Total Return Bond Portfolio	058103
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Retirement Conservative Portfolio	471092

Fund	BNY Account Number (domestic/global)
ING Retirement Growth Portfolio	464996
ING Retirement Moderate Growth Portfolio	464994
ING Retirement Moderate Portfolio	464992
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING T. Rowe Price International Stock Portfolio	464576
ING Templeton Global Growth Portfolio	058095
ING U.S. Stock Index Portfolio	464701

ING Mayflower Trust
ING International Value Fund	Brandes Sleeve — 464212 del Rey Sleeve — 472491 IIM Sleeve — 471400 Composite - 471399

ING Mutual Funds
ING Diversified International Fund	464292
ING Emerging Countries Fund	464214
ING Emerging Markets Equity Fund	Composite — 472158 JPM — 472392 Delaware — 472394
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Opportunities Fund	464202
ING Global Real Estate Fund	464220
ING Global Value Choice Fund	464218
ING Greater China Fund	464286
ING Index Plus International Equity Fund	464282
ING International Capital Appreciation Fund	464282
ING International Core Fund	Composite — 472496 Thornburg Sleeve — 472502 Wellington Sleeve — 472498
ING International Growth Fund	Composite — 472499 Baillie Gifford Sleeve — 472492 T. Rowe Price Sleeve — 472500
ING International Real Estate Fund	464298
ING International SmallCap Multi-Manager Fund	464216
ING International Value Choice Fund	464278
ING Russia Fund	464208

Fund	BNY Account Number (domestic/global)
ING Partners, Inc.
ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite - 464501
ING Baron Small Cap Growth Portfolio	464504
ING Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 — 464785 Team I, Sleeve II — 471330 Composite — 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Global Bond Portfolio	464548
ING Index Solution 2015 Portfolio	471152
ING Index Solution 2020 Portfolio	472397
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2030 Portfolio	472495
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2040 Portfolio	472399
ING Index Solution 2045 Portfolio	471159
ING Index Solution 2050 Portfolio	472493
ING Index Solution 2055 Portfolio	471368
ING Index Solution Income Portfolio	471151
ING Invesco Van Kampen Comstock Portfolio	464512
ING Invesco Van Kampen Equity and Income Portfolio	464536
ING JPMorgan Mid Cap Value Portfolio	464506
ING Oppenheimer Global Portfolio	464508
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2020 Portfolio	472588
ING Solution 2025 Portfolio	464594
ING Solution 2030 Portfolio	472590
ING Solution 2035 Portfolio	464596
ING Solution 2040 Portfolio	472398
ING Solution 2045 Portfolio	464574
ING Solution 2050 Portfolio	472589
ING Solution 2055 Portfolio	471370
ING Solution Aggressive Growth Portfolio	471926
ING Solution Conservative Portfolio	471928
ING Solution Growth Portfolio	471083

Fund	BNY Account Number (domestic/global)
ING Solution Income Portfolio	464586
ING Solution Moderate Portfolio	471082
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING Thornburg Value Portfolio	464522
ING UBS U.S. Large Cap Equity Portfolio	464520

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund	470568

ING Series Fund, Inc.
ING Alternative Beta Fund	471392
ING Capital Allocation Fund	464722
ING Core Equity Research Fund	464723
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Money Market Fund	464064
ING Small Company Fund	464729
ING Tactical Asset Allocation Fund	471160

ING Strategic Allocation Portfolios, Inc.
ING Strategic Allocation Conservative Portfolio	464420
ING Strategic Allocation Growth Portfolio	464418
ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.
ING Australia Index Portfolio	472489
ING BlackRock Science and Technology Opportunities Portfolio	464422
ING Euro STOXX 50® Index Portfolio	471356
ING FTSE 100 Index® Portfolio	471369
ING Hang Seng Index Portfolio	471349

Fund	BNY Account Number (domestic/global)
ING Index Plus LargeCap Portfolio	464406
ING Index Plus MidCap Portfolio	464408
ING Index Plus SmallCap Portfolio	464410
ING International Index Portfolio	471167
ING Japan TOPIX Index® Portfolio	471417
ING RussellTM Large Cap Growth Index Portfolio	471346
ING Russell™ Large Cap Index Portfolio	471172
ING RussellTM Large Cap Value Index Portfolio	471352
ING RussellTM Mid Cap Growth Index Portfolio	471354
ING Russell™ Mid Cap Index Portfolio	471168
ING Russell™ Small Cap Index Portfolio	471166
ING Small Company Portfolio	464414
ING U.S. Bond Index Portfolio	471169
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

ING Variable Products Trust
ING International Value Portfolio	464464
ING MidCap Opportunities Portfolio	464444
ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428
ING Balanced Portfolio

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412

ATTACHMENT 1

to

AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY

dated August 7, 2003

which Amendment is made and effective as of October 1, 2011, by and between THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit A hereto (each a “Lender”)

SCHEDULE I

to

SECURITIES LENDING AUTHORIZATION AGREEMENT AND GUARANTY

THE BANK OF NEW YORK MELLON,  formerly known as The Bank of New York (the “Bank”) and each Investment Company and each Series thereof listed on Exhibit A thereto (each a “Lender”) (the “Agreement”)

APPROVED INVESTMENTS

In accordance with the Agreement, Cash Collateral received by Bank on behalf of Lender shall be held in a the Collateral Account established and maintained by Bank for Lender and shall be invested and maintained in accordance with the following guidelines:

Amortized Cost

Cash collateral which is invested on behalf of the Lender by Bank will be held and maintained by the Bank in the Collateral Account on an amortized cost, rather than market value basis.  If non-cash assets are to be sold prior to their maturity for purposes of effecting a withdrawal from the Collateral Account, it is possible that a loss may be realized.  In addition, there is no guarantee that the Collateral Account will continue to be maintained on a cost, rather than a market value basis.  The amortized or book value of the Collateral Account’s assets and underlying fair market value of its assets may differ to a certain degree, and accordingly, deposits or withdrawals to or from the Collateral Account utilizing such amortized or book value may be made when the fair market value of the underlying assets of the Collateral Account is less than, or exceeds, such amortized or book value.

Allowable Investments:  The Bank is hereby Authorized to invest and reinvest Cash Collateral in the following U.S. Dollar denominated investments:

1.                                      The BNY Mellon Overnight Government Fund, a series of the BNY Institutional Cash Reserves Trust; and

2.                                      Repurchase Transactions subject to the following:

•                  Repurchase Transactions shall be entered into pursuant to one or more written agreements between the Bank, as agent for the Lender, as buyer, and each counterparty, as seller (each a “Counterparty”) substantially in the form of the Bond Market Association Master Repurchase Agreement (“Repurchase Agreement”).

•                  Repurchase obligations of each Counterparty shall be collateralized at not less than 102% and shall be collateralized with (i.e., Purchased Securities, as defined in the Repurchase Agreement, shall consist of) securities issued or fully guaranteed by the

United States Treasury; United States government or any agency, instrumentality or authority of the  of the United States government

•                  Repurchase Transactions shall not have a final maturity date (i.e., Repurchase Date) longer than one business day as of the date of initiation of any Repurchase Transaction.

•                  Notwithstanding any other provision of the Agreement if for any reason a Counterparty to any Repurchase Transaction (as defined below) entered into by the Bank, as Buyer, on behalf of the Lender pursuant hereto shall fail to redeliver to the Bank the Purchase Price upon the termination of such Repurchase Transaction (i.e., the Repurchase Date) as and when required, the Bank shall promptly sell the Purchased Securities held by the Bank in respect of such Repurchase Transaction in a commercially reasonable manner and immediately deposit the proceeds of such sale (“Proceeds”) to the Collateral Account.  If the Proceeds are less than the Purchase Price required to have been redelivered by the Counterparty to the Bank on the Repurchase Date, the Bank shall, at Bank’s cost and expense, promptly deposit the amount of such difference to the Collateral Account.  The term “Repurchase Transaction” means each transaction entered into between the Bank, as agent for the Lender, and a Counterparty under the terms of a Repurchase Agreement  pursuant to which the Counterparty initially transfers securities to the Bank (the “Purchased Securities”), for the account of the Lender and the Bank transfers cash to the Counterparty (the “Purchase Price”).  Lender agrees, without the execution of any documents or the giving of any notice, that Bank is and will remain subrogated to all of Lender’s rights under the relevant Repurchase Agreement to the extent of any payment, loss or expense or credit by the Bank pursuant hereto including, but not limited to, Lender’s rights with respect to Purchased Securities held in respect of any such Repurchase Transaction.  Lender agrees to execute and deliver to Bank such documents as Bank may reasonably require and otherwise to co-operate reasonably with Bank to effectuate the forgoing subrogation.  If for any reason the Bank cannot assert any such rights and remedies against the Counterparty to any such Repurchase Transaction and/or its successors and assigns in its own right, the Lender shall, at the expense of the Bank, file and prosecute such complaints and lawsuits and take such action as the Bank may reasonably request in connection with the recovery of any such payment, loss or expense and shall otherwise cooperate reasonably with the Bank in any such claim or litigation.

2